Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 New York                                                   13-4924710
 (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
  Incorporation or Organization)

      32 Avenue of the Americas
      New York, New York                                10013-2412
      (Address of Principal Executive Offices)          (Zip Code)


                       AT&T 1997 LONG TERM INCENTIVE PLAN

                           (Full titles of the plans)
                           --------------------------

                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                             BASKING RIDGE, NJ 07920
                     (Name and Address of Agent for Service)

                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
 ===============================================================================
               +                 +  Proposed    +    Proposed     +
               +                 +   maximum    +     maximum     +
    Title of   +     Amount      +   offering   +    aggregate    +  Amount of
 securities to +      to be      +    price     +     offering    + registration
 be registered +   registered    +  per share*  +      price*     +     fee
 ===============================================================================
               +                 +              +                 +
               +                 +              +                 +
 AT&T Common   +                 +              +                 +
 Stock, par    +   30,000,000    +   $30.00     +   $900,000,000  +   $237,600
 value $1.00   +     shares      +              +                 +
  per share    +                 +              +                 +
 ===============================================================================

         *Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of AT&T Common Stock, par value $1.00 per share, on the New York Stock Exchange on August 9, 2000.

            Pursuant to Rule 416(a) of the Securities Act, this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan (the "Plan") listed above.

         STATEMENT WITH RESPECT TO REGISTRATION OF ADDITIONAL SECURITIES

            AT&T  Corp.   ("AT&T")  has   heretofore   filed  on  June  6,  1997
Registration Statement, File No. 333-28665 on Form S-8 (the "Earlier Registration Statement") which registered 20,000,000 shares of AT&T Common Stock (the "Common Stock")to be offered under the Plan. In April 1999, there was a three-for-two split of the Common Stock. Pursuant to General Instruction E to Form S-8, AT&T hereby incorporates by reference the contents of the Earlier Registration Statement.


                             ADDITIONAL INFORMATION

PART II, Item 5. Interests of Named Experts and Counsel.

         As of July 29, 2000, Robert S. Feit, General Attorney and Assistant Secretary of AT&T, owned 5035 shares of AT&T common stock (including restricted shares) and had options to purchase an additional 33,750 shares AT&T common stock. Mr. Feit is eligible to receive additional awards of incentive compensation under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Basking Ridge, State of New Jersey, on the 10th day of August, 2000.

                               AT&T CORP.

                               By: /s/ Edward M. Dwyer
                                   ----------------------
                                   Name:  Edward M. Dwyer
                                   Title: Vice President and Treasurer


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                                    CAPACITY
    PRINCIPAL EXECUTIVE OFFICER:

C. Michael Armstrong*              Chairman and Chief Executive Officer

    PRINCIPAL FINANCIAL OFFICER:

Charles H. Noski*                  Senior Executive Vice President
                                    and Chief Financial Officer
    PRINCIPAL ACCOUNTING OFFICER:

Nicholas S. Cyprus*                Vice President and Controller

     DIRECTORS
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Donald V. Fites*
Amos B. Hostetter*
Ralph S. Larsen*
Donald F. McHenry*
John C. Malone*
Louis A. Simpson*
Michael I. Sovern*
Sanford I. Weill*
John D. Zeglis*

* By: /s/ Edward M. Dwyer
      ---------------------
      Edward M. Dwyer
      (Attorney-In-Fact)
  August 10, 2000
                                      II-3

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        EXHIBIT DESCRIPTION

5 Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the registrant, as to the legality of the securities to be issued

10 AT&T 1997 Long Term Incentive Plan (filed as Exhibit 10 to Registration Statement on Form S-8 filed May 2, 2000 (File No. 333-36130) and incorporated herein by reference).

23.1.1        Consent of PricewaterhouseCoopers LLP

23.1.2        Consent of PricewaterhouseCoopers LLP

23.2          Consent of Arthur Andersen LLP

23.3          Consent of KPMG LLP

23.4 Consent of Robert S. Feit is contained in the opinion of counsel filed as Exhibit 5

24.1 Power of Attorney of Louis A. Simpson. Powers of Attorney executed by officers and other directors who signed this registration statement were filed as Exhibit 24.1 to the Registrant's Post-Effective Amendment No. 1 to Form S-8, filed June 30, 2000 (File No. 333-87935), and incorporated herein by reference).